Exhibit 99.2
S H A R E H O L D E R L E T T E R S E C O N D Q U A R T E R 2 0 2 3
R E D W O O D T R U S T

Dear Fellow Shareholders:

As investors continue to grapple with regional bank fallout and a mortgage market still under the thumb of the Fed, the foundational shifts that we believe will drive the next big cycle of growth for Redwood have already begun. Empirical evidence points to profound changes in how many financial assets are owned, particularly mortgages. And as these changes occur, they carry a familiar theme. The latest era of Fed accommodation that allowed banks to hold almost limitless amounts of 30-year, fixed-rate mortgages by funding them with low-cost deposits is now over. The impact of this change – on capital, liquidity and overall business models – is likely to influence investment across various asset classes. For many of these banks, continuing to offer competitive mortgage products to retain their clients (both consumer and, to an extent, commercial) will be imperative, and will likely require liquidity from outside capital partners. In this regard, the solutions Redwood has always offered to depositories have never been more relevant.

Our recent re-engagement with many banks has affirmed our strategic positioning. In recent weeks, we have established new jumbo loan seller relationships with lenders speaking for over $2 trillion of assets in the aggregate and currently have relationships with lenders representing approximately 45% of jumbo market share. Not surprisingly, our recent lock volumes eclipsed total purchases over the past two quarters combined, driving second quarter returns for Residential Mortgage Banking to their highest level in over a year. With the ink not yet dry on a sweeping overhaul of bank capital rules – which include higher charges for large lenders’ residential mortgages that go beyond international standards – we plan for Redwood to emerge as an essential liquidity provider to these institutions.

It is important to recall that the thesis behind Redwood’s founding in 1994 – notably, on the back of another bank S&L crisis – was to create an enterprise better-equipped than the banks and other originators to manage credit and interest-rate risk over the long-term. Match-funding of non-Agency mortgages through securitizations and other related structures, akin to how lenders distribute conforming loans to Fannie Mae and Freddie Mac, has created a customized outlet for our origination partners that allows them to focus on their customers and other fee-generating consumer businesses. Time has proven that this outlet is a significant competitive moat for Redwood.

Since our founding, we have completed over 140 securitizations across our platforms, sourcing assets from experienced operators who specialize in jumbo, non-QM, and other mortgage products. This deep institutional knowledge is a requisite for shepherding banks through the process of originating and selling loans efficiently into the private capital markets.

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This Shareholder Letter contains time-sensitive information and may contain forward-looking statements. The information contained herein is only accurate as of July 27, 2023. We undertake no obligation to update or revise the information contained herein, including forward-looking statements, whether as a result of new information, future events, or otherwise. Additional detail regarding the forward-looking statements in this Shareholder Letter and the important factors that may affect our actual results in 2023 are described at the end of this Shareholder Letter under the heading “Forward-Looking Statements.”

As such, “going live” as a capital and liquidity provider requires more than just the flip of a switch. For banks especially, investing in such relationships entails workflow changes, underwriting guide implementations, loan officer training, systems integration and onboarding, regulatory compliance protocols, cash and collateral management, and other infrastructure enhancements necessary to distribute whole loans with no noticeable impact to the consumer experience. Partnering with Redwood allows this work to be applied across a variety of mortgage programs that we offer lenders to meet their diverse needs, with speed to close and reliable execution acting as meaningful differentiators. But perhaps our biggest differentiator is that while we help our partners serve their customers, we don’t seek to serve those customers directly in other ways, eliminating an inherent conflict of interest that often exists with our competition.

Needless to say, our enthusiasm has grown considerably in recent weeks and we’re excited about the growth potential of our Residential business. There is a long road to travel, but the leading indicators we use to assess our progress – including the strategic onboarding of new loan sellers and the depth of their origination channels – are encouraging and speak to a significant opportunity in the coming quarters. Our prudent and decisive actions in recent quarters, entering the second quarter with essentially no overhang from an existing pipeline, have enabled us to be competitively positioned today to capitalize on the opportunity we see in front of us. We remained focused throughout the last 12 months on moving risk expeditiously off our balance sheet, a discipline reinforced by the fact that we mark substantially all of our assets to market quarterly.

As such, our conservative posture and emphasis on capital preservation remain top priorities. Our second quarter non-GAAP earnings available for distribution (“EAD”) of $0.14 per share and GAAP earnings of $0.00 per share reflected the reality that the markets overall remain volatile. Though widening market yields in certain parts of our portfolio had a non-cash, mark-to-market impact on GAAP earnings, the overall credit performance across most of the portfolio has remained very strong. And with a weighted average quarter-end carrying value of 64 cents to face value, and a projected forward loss-adjusted yield of 16%, we estimate our Investment Portfolio had approximately $390 million (or $3.43 per share) of net discount to par at quarter end, offering a compelling value proposition to shareholders.

Like most, we continue to keep a close eye on the Fed and the path of interest rates. While we suspect the Fed is likely to tighten once again as early as its next meeting, July’s CPI print – with each component coming in lower than expected – supports the thesis that we are nearing the end of this historic rate hike cycle. Though the Fed will likely keep short-term rates higher for longer, the deeply inverted yield curve continues to imply lower forward rates and should result in a more constructive outlook for cap rates and a better overall lending environment for housing, where credit has remained resilient thanks to stable prices, low turnover and tight inventories.

As we plan for volatility for the remainder of 2023, we place a continued premium on reliable funding sources to feed operations. Fortunately, premier capital partners in the private credit markets are eager to work with us in this regard. During the second quarter, we announced a strategic joint venture with Oaktree Capital Management, L.P. (“Oaktree”) to support CoreVest’s bridge lending platform. As previously announced in June, the vehicle is expected to unlock purchasing power of approximately $1 billion inclusive of secured financing. In joining with Oaktree, we gain a highly respected investor who is both familiar with our platform and eager to support the expansion of our bridge lending business. Through this partnership, Redwood will earn upfront and recurring fee-based income streams for creating the assets and managing the joint venture. The overall structure focuses exclusively on investing alongside each other (80% Oaktree, 20% Redwood), with Redwood maintaining the relationship with our customers.

While trends in the housing market have continued to support demand for investor loan products, transaction activity for the industry has slowed given the significant rise in mortgage rates and associated effects on debt service coverage and the total proceeds lenders can underwrite. Our business purpose lending (“BPL”) volumes were down modestly quarter-over-quarter (driven by a decline in origination of our fixed-rate term product) and with benchmark rates once again higher – including the 10-year Treasury rate hovering just under 4% - we expect some project sponsors to remain on the sidelines. Others may seek products that lock in a fixed rate but offer more prepayment flexibility. We have seen these trends before and have products that we believe will fit sponsor needs and allow us to originate profitably, especially with more sponsors pivoting away from their local bank lender either by choice or necessity. Additionally, our single-asset bridge channel – strengthened by our acquisition of Riverbend Lending just over a year ago – had a strong second quarter with a building go-forward pipeline and a growing set of distribution opportunities.

As we work to grow our BPL business we remain mindful of the macro credit environment, particularly the impacts of significantly higher borrowing costs that will continue to weigh on project sponsors, notwithstanding continued strength in overall leasing trends. As such, we saw delinquencies in our BPL portfolio tick up during the second quarter. Notably, levels are still within our modeled expectations with the underlying equity positions facilitating constructive loss mitigation discussion and an important buffer to ultimate loss severity. Our asset management team remains laser focused on proactive surveillance, working closely with borrowers well in advance of their loan maturities to assess project plans or take other required steps where appropriate.

The second quarter also brought meaningful strategic progress in our newly-formed home equity business, which expands upon our holistic approach to the non-Agency housing finance market. Our home equity investment (“HEI”) platform, branded as Aspire, went live in June and will be directly originating HEI in coordination with our related third-party investment initiatives. We’ve begun socializing this business with potential capital partners, which could allow us to significantly expand our product offerings for what may be the largest addressable market in the world with approximately $28 trillion of accessible home equity in the United States. HEI, combined with traditional second mortgage products, will allow us to offer our loan seller network a compelling suite of options to their existing clients currently enjoying low coupon first-lien mortgages. The critical element for consumers is one of choice, and (familiarly) our funnel will center around our mortgage originator network that allows us to customize our pipeline with low marketing spend. Unlike traditional second-lien mortgages, our HEI products represent equity-sharing partnerships, where investor return is generated by participation in the appreciation upside of the property, as compared to a traditional P&I payment. With second mortgage rates for even prime consumers hovering in the 11-13% range, or higher, the use cases for HEI are vast for a cohort of homeowners for whom an additional monthly payment is either impractical or undesirable.

With significant changes afoot throughout the non-Agency sector, we see a centralized role for Redwood in an evolving housing finance ecosystem. Success in this new chapter will require operational skill, structural savvy and flexible access to capital. We are implementing a clear strategy to further advance our market presence as regulators move towards eliminating the recent arbitrages that enabled banks to write below market-rate mortgages and fund them with deposits. We believe this will result in a compelling fresh take on what has for many years been a reliable roadmap for our enterprise.

Thank you for your continued support,

Christopher J. Abate	Dashiell I. Robinson
Chief Executive Officer	President

Note to Readers
We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings, our Redwood Review presentation and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications, are available through our website, www.redwoodtrust.com. We encourage you to review these documents. Within this document, in addition to our GAAP results, we may also present certain non-GAAP measures. When we present a non-GAAP measure, we provide a description of that measure and a reconciliation to the comparable GAAP measure within the Non-GAAP Measurement section of the Endnotes to the Redwood Review, which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section. References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc. and its consolidated subsidiaries. Note that because we generally round numbers in the tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “second quarter” refer to the quarter ended June 30, 2023, references to the “first quarter” refer to the quarter ended March 31, 2023, unless otherwise specified.

Cautionary Statement; Forward-Looking Statements
This shareholder letter may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "could" and similar expressions or their negative forms, or by references to strategy, plans, goals, opportunities, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood’s business strategy and strategic focus, statements related to our financial outlook and expectations for 2023 and future years, statements related to proposed regulatory changes and impact on the mortgage market, statements related to potential upside in Redwood’s book value and investment portfolio, including the projected forward yield on our investment portfolio, statements related to private capital partnerships that we expect to enhance our liquidity, operating and distribution capabilities, and statements related to opportunities for our BPL and residential mortgage banking businesses, including our positioning to capture additional market share. Additional detail regarding the forward-looking statements in this shareholder letter and the important factors that may affect our actual results in 2023 are described in the Redwood Review under the heading “Forward-Looking Statements,” which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section.